As filed with the Securities and Exchange Commission on June 22, 2006	Registration No. 333-13818

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________
RADWARE LTD.
(Exact name of registrant as specified in its charter)

Israel (State or Other Jurisdiction of Incorporation or Organization)	None (I.R.S. Employer Identification Number)

22 Raoul Wallenberg Street
Tel Aviv 69710, Israel
972-3-766-8666
(Address of Principal Executive Offices)
_______________

Radware Ltd. Key Employee Share Incentive Plan (1997)
(Full Title of the Plan)
_______________

Roy Zisapel
Radware, Inc.
575 Corporate Drive, Suite 205
Mahwah, New Jersey 07430
(Name and Address of Agent for Service)

(201) 512-9771
(Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Ashok J. Chandrasekhar, Adv.
Ido Zemach, Adv.
Goldfarb, Levy, Eran, Meiri & Co.
Europe-Israel Tower
2 Weizmann Street
Tel Aviv 64239, Israel
Fax: (+972 3) 608-9908

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Ordinary Shares, par value NIS 0.10 per share	40,000	$16.00 (1)	$640,000	$68.48
Ordinary Shares, par value NIS 0.10 per share	10,000	$16.95 (1)	$169,500	$18.14
Ordinary Shares, par value NIS 0.10 per share	350,460	$17.00 (1)	$5,957,820	$637.49

Ordinary Shares, par value NIS 0.10 per share	274,850	$18.00 (1)	$4,947,300	$529.36
Ordinary Shares, par value NIS 0.10 per share	129,050	$18.56 (1)	$2,395,168	$256.28
Ordinary Shares, par value NIS 0.10 per share	30,000	$18.68 (1)	$560,400	$59.96
Ordinary Shares, par value NIS 0.10 per share	138,700	$19.31 (1)	$2,678,297	$286.58
Ordinary Shares, par value NIS 0.10 per share	30,000	$20.08 (1)	$602,400	$64.46
Ordinary Shares, par value NIS 0.10 per share	60,000	$23.13 (1)	$1,387,800	$148.49
Ordinary Shares, par value NIS 0.10 per share	156,750	$23.50 (1)	$3,683,625	$413.41
Ordinary Shares, par value NIS 0.10 per share	56,500	$25.30 (1)	$1,429,450	$152.95
Total	1,276,310 (2)	N/A	$24,631,760	$2,635.60
(1)
Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), in the case of Ordinary Shares purchasable upon exercise of outstanding options, the proposed maximum offering price is the exercise price provided for in the relevant option.

(2)
Plus such number of ordinary shares of the Registrant, as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act.

(3)	Calculated pursuant to Section 6(b) of the Securities Act as follows: proposed maximum aggregate offering price multiplied by 0.000107.
 ________________________________

This Registration Statement shall become effective immediate-ly upon filing as provided in Rule 462 under the Securi-ties Act of 1933.

RADWARE LTD.
REGISTRATION STATEMENT ON FORM S-8

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is filed in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering an additional 1,276,310 ordinary shares, par value NIS 0.10 per share, of the Registrant, which are reserved for offer and sale under the Radware Ltd. 1997 Key Employee Share Incentive Plan. The contents of the Registrant's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on August 15, 2001 (File No. 333-13818) and Post-Effective Amendment No. 1 to Registration Statement on Form S-8, which amendment was filed with the Commission on June 10, 2003 (File No. 333-13818) are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

1.2	Articles of Association, as amended*

5	Opinion of Goldfarb, Levy, Eran, Meiri & Co.

23.1	Consent of Kost, Forer, Gabbay & Kasierer (a Member of Ernst & Young Global), Independent Registered Public Accounting Firm

23.2	Consent of Goldfarb, Levy, Eran & Co. (included in Exhibit 5 above).

24	Power of Attorney (contained in Signature Page hereto).
_____________________
* Filed as Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2005, filed with the Commission on April 26, 2006, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on this 22 day of June, 2006.

RADWARE LTD.

By: /s/ Yehuda Zisapel
Name:  Yehuda Zisapel
Title:    Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Radware Ltd., an Israeli corporation, do hereby constitute and appoint Yehuda Zisapel, Chairman of the Board of Directors, and Roy Zisapel, President and Chief Executive Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below in this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Yehuda Zisapel Yehuda Zisapel	Chairman of the Board of Directors	June 22, 2006
/s/ Roy Zisapel Roy Zisapel	Chief Executive Officer, President and Director (Principal Executive Officer)	June 22, 2006
/s/ Meir Moshe Meir Moshe	Chief Financial Officer (Principal Financial and Accounting Officer)	June 22, 2006
/s/ Yiftach Atir Yiftach Atir	Director	June 22, 2006
/s/ Avigdor Willenz Avigdor Willenz	Director	June 22, 2006

Signature	Title	Date
/s/ Christopher McCleary Christopher McCleary	Director	June 22, 2006
/s/ Liora Katzenstein Liora Katzenstein	Director	June 22, 2006
/s/ Kenneth E. Sichau Kenneth E. Sichau	Director	June 22, 2006
/s/ Hagen Hultzsch Hagen Hultzsch	Director	June 22, 2006
Authorized Representative in the United States RADWARE INC.
By: /s/ Roy Zisapel Name: Roy Zisapel		June 22, 2006

EXHIBIT INDEX

Exhibit Number	Description

1.2	Articles of Association, as amended*

5	Opinion of Goldfarb, Levy, Eran, Meiri & Co.

23.1	Consent of Kost, Forer, Gabbay & Kasierer (a Member of Ernst & Young Global), Independent Registered Public Accounting Firm

23.2	Consent of Goldfarb, Levy, Eran & Co. (included in Exhibit 5 above).

24	Power of Attorney (contained in Signature Page hereto).
_____________________
* Filed as Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2005, filed with the Commission on April 26, 2006, and incorporated herein by reference.